UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2010
(November 17, 2010)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 17, 2010, the Board of Directors of AmSurg Corp. (the “Company”) approved certain amendments to the Company’s Second Amended and Restated Bylaws (the “Bylaws”).
     The Bylaws were revised to state that a shareholder must timely give notice of the business to be brought before an annual meeting of shareholders not less than 120 and not more than 150 days prior to the anniversary date of the Company’s annual meeting in the immediately preceding year.
     The Bylaws were also revised to (i) provide that the Bylaws apply to all shareholder nominations and proposals of business and are the exclusive means for a shareholder to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements) and (ii) expand the required disclosure regarding the shareholders making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership). In addition, the Bylaws provide that a shareholder making a director nomination or bringing other business at a shareholder meeting must not only be a shareholder at the time of the notice, but also at the time of the annual meeting.
     The preceding is qualified in its entirety by reference to the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
     (d)  Second Amended and Restated Bylaws, as amended on November 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

	By:	/s/ Claire M. Gulmi

Claire M. Gulmi Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: November 29, 2010

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Second Amended and Restated Bylaws of AmSurg, as amended